EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated February 17, 2006 (except for the earnings per share paragraph in Note 1 and Notes 2 and 3, as to which the date is August 15, 2006) with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in this Current Report on Form 8-K.

Registration Statement Number	Description
33-40433	Form S-3, pertaining to the registration of 900,000 shares of the Company’s common stock.

33-58201	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-11207	Form S-3, pertaining to the registration of 1,679,840 shares of the Company’s Common Stock.

333-32829	Form S-8, pertaining to the Company’s Stock Purchase and Loan Plan.

333-48557	Form S-3, pertaining to the registration of 104,920 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-53401	Form S-3, pertaining to the registration of 1,528,089 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-58600	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-64281	Form S-3, pertaining to the registration of 849,498 shares of Common Stock, including rights to Purchase Series C Junior Participating Redeemable Preferred Stock.

333-72885	Form S-3, pertaining to the registration of 130,416 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-75897	Form S-8, pertaining to the Company’s 1999 Long Term Incentive Plan.

333-77107	Form S-3, pertaining to the registration of 1,023,732 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

Registration Statement Number	Description
333-77161	Form S-3, pertaining to the registration of 481,251 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-80279	Form S-8, pertaining to the Company’s 1999 Open Market Purchase Program.

333-82929	Form S-3, pertaining to the registration of 95,119 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-86808	Form S-3, pertaining to the registration of 12,307,692 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-106959	Form S-3, pertaining to the registration of 3,425,217 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-116804	Form S-3, pertaining to the registration of 1,617,815 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-129743	Form S-3, pertaining to the registration of 11,000,000 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan.

333-131278	Form S-3, Shelf Registration Statement, pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units.

333-135261	Form S-8, pertaining to the registration of 46,860 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

/s/ Ernst & Young LLP

Richmond, Virginia
August 15, 2006

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